Exhibit 10.7

English Translation

Termination Agreement

This agreement is signed by the following parties in Hong Kong, China on the 6th of January, 2021:

Party A: JIUJIU GROUP STOCK CO., LTD.

Authorized Director: Deng Donghui

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED

Authorized Director: Kam Lam

Party C: Valley Holdings Limited (referred to as the “Target Company”)

Authorized Director: Kam Lam

Party D: FORTUNE VALLEY TREASURES, INC.

Authorized Director: Lin Yumin

Whereas Party A and Party B signed the Equity Transfer Agreement and related supplementary agreements (hereinafter collectively referred to as the “Equity Transfer Agreement”) on the transfer of the Target Company’s shares on March 16, 2020, agreeing that Party A shall receive 70% of the shares of the Target Company held by Party B;

Whereas the 70% of the shares of the Target Company has not been registered under the name of Party A in accordance with the Equity Transfer Agreement, and the Equity Transfer Agreement has not been performed;

Whereas all parties to the Equity Transfer Agreement agree to terminate the Equity Transfer Agreement and its performance due to a change in the subject of Party A’s acquisition; and

In accordance with the principles of equality, voluntariness, fairness, and good faith, all parties have reached following agreements on the termination of the Equity Transfer Agreement:

1. After friendly negotiation, the parties agree to terminate the Equity Transfer Agreement on the date of signing this agreement. From the date of termination, the rights and obligations of all parties of the Equity Transfer Agreement shall terminate, and the performance of the Equity Transfer Agreement shall cease.

After the termination of the Equity Transfer Agreement, no party shall be bound by the Equity Transfer Agreement. No party shall enjoy any rights or assume any obligations under the Equity Transfer Agreement, claim any rights under the Equity Transfer Agreement against another party, or require another party to perform any obligations under the Equity Transfer Agreement.

2. All parties have unanimously confirmed that after the termination of the Equity Transfer Agreement, no party shall initiate any accusations, arbitrations or prosecutions against another party for violating the Equity Transfer Agreement or demand that another party assume any liabilities for damages or any other responsibilities.

3. If any equity transfer agreement signed by the parties before the signing date of this agreement is inconsistent with this agreement, this agreement shall prevail.

4. All agreements, memoranda, documents signed by Party A and Party B in the course of the transaction and business information and business secrets of all parties are all confidential information, and no party shall disclose or use for any purpose other than this agreement.

5. If a dispute occurs during the implementation of this agreement, both parties shall settle the dispute through friendly negotiations and signing of supplementary agreements. If no settlement can be reached through negotiations, either party has the right to submit the dispute to the Hong Kong International Arbitration Center for arbitration.

6. It shall constitute a breach of contract if any party fails to perform any obligation stipulated in this agreement or performs any obligation not in conformity to this agreement. The breaching party shall be liable for breach of contract.

7. This supplementary agreement is in duplicate, with each party holding one copy, and it will be legally effective when both parties seal it.

(The following page is a signature page)

(Signature page of the Equity Transfer Agreement)

Party A: JIUJIU GROUP STOCK CO., LTD.

Authorized Director: Deng Donghui

Party B: ANGEL INTERNATIONAL INVESTMENT HOLDINGS LIMITED

Authorized Director: Kam Lam

Party C: Valley Holdings Limited (referred to as the Target Company)

Authorized Director: Kam Lam

Party D: FORTUNE VALLEY TREASURES, INC.

Authorized Director: Lin Yumin